Exhibit 10.1

TRUST AGREEMENT

BETWEEN

T. ROWE PRICE TRUST COMPANY AND

THE MEN’S WEARHOUSE, INC.

This TRUST AGREEMENT (“Trust Agreement”) is made by and between THE MEN’S WEARHOUSE, INC. (“Plan Sponsor”) and T. ROWE PRICE TRUST COMPANY, a Maryland limited purpose trust company (“Trustee”).

WITNESSETH

WHEREAS, the Plan Sponsor sponsors and maintains THE MEN’S WEARHOUSE, INC. 401(k) SAVINGS PLAN (the “Plan”), a volume submitter 401(k) profit sharing plan established pursuant to a pre-approved plan and trust arrangement;

WHEREAS, the Plan Sponsor and the Trustee entered into a trust agreement for the Plan effective July 1, 2011 (“Prior Trust Agreement”) to serve as the funding vehicle for the Plan, under which Trustee agreed to serve as directed trustee;

WHEREAS, the Trustee currently makes available to its clients the use of PDS PREMIER VOLUME SUBMITTER 401(k) SAVINGS/PROFIT SHARING PLAN basic plan document (“Base Plan Document”), its related adoption agreement (“Adoption Agreement”) and any related  addenda to the Adoption Agreement;

WHEREAS, the Plan Sponsor now desires to restate the Prior Trust Agreement and the Trustee is willing to continue to serve as nondiscretionary trustee in accordance with the provisions of this Trust Agreement (the “Trust”); and

WHEREAS, the Plan Sponsor intends that the Plan and related Trust shall qualify under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, the Plan Sponsor and the Trustee hereby restate the Prior Trust Agreement and agree as follows:

ARTICLE I.  THE TRUST FUND

1.1 Establishment of Trust Fund.  The Plan Sponsor hereby establishes with the Trustee a trust fund consisting of such sums of U. S. currency and such other property acceptable to the Trustee as shall from time to time be paid to the Trustee pursuant to this Trust.  Subject to the foregoing, in-kind contributions of other than Qualifying Employer Securities, as defined in Section 2.3 herein, will be permitted in profit sharing plans as long as the contribution is discretionary with the Plan Sponsor and the property contributed is unencumbered.  All such money and property, together with all investments and reinvestments made therewith and proceeds thereof, less any payments or distributions made by the Trustee pursuant to the terms of this Trust, are referred to as the “Trust Fund.”  The Trustee hereby accepts the Trust Fund and agrees to hold it in accordance with the express provisions of this instrument and the requirements of law.

1.2 Effective Date.  This Trust shall be effective as of January 31, 2016.

1.3 Administrator and Investment Fiduciary.  The “Administrator,” as defined in the Base Plan Document and Adoption Agreement, is the named fiduciary of the Plan within the meaning of Section 402(a)(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  The “Investment Fiduciary,” as defined in the Base Plan Document and Adoption Agreement, also is a named fiduciary of the Plan within the meaning of Section 402(a)(2) of ERISA. The Administrator and Investment Fiduciary shall have the powers and duties with respect to the management and control of the Plan and Trust Fund as set forth in the Plan and in this Trust.

Notwithstanding the foregoing, and in accordance with Section 404(a)(1)(B) of ERISA, the Investment Fiduciary and any other fiduciary of the Plan is required to discharge its duties with respect to the Plan solely in the interest of the Participants, and with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent individual acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

For purposes of this Trust Agreement, the term “Participant” or (collectively) “Participants” shall include Participants and their Beneficiaries and Alternate Payees, as those terms are defined and described in the Base Plan Document.

1.4 Nature of Trustee’s Duties.  In performing its duties hereunder, the Trustee shall serve solely in the capacity of a directed trustee within the meaning of Section 403(a)(1) of ERISA.  The Trustee shall not be deemed to be the “administrator” as defined in ERISA Section 3(16)(A), the “plan sponsor” as defined in ERISA Section 3(16)(B), the Investment Fiduciary or a trustee with discretion to perform more than the express ministerial duties pursuant to the terms of this Trust.

1.5 Limitation of Trustee’s Duties.  The Trustee shall have no duty to: (a) determine the adequacy of the funding policy adopted by the Plan Sponsor or the Administrator; (b) inquire as to the propriety of any investment or distribution made under the Plan; or (c) ensure the tax qualified status of the Plan under the Code. The Administrator is the fiduciary who has responsibility to determine and enforce payment of contributions due under the Plan and insure that contributions are made to the Trust Fund in accordance with the terms of the Plan and law. Accordingly, the Trustee shall have no duty to monitor or enforce such payments or inquire whether any contribution made to the Trust Fund is in accordance with the terms of the Plan or law.

1.6 Tax Qualification and Compliance.  The Plan Sponsor hereby represents and warrants that the Plan, which is intended to qualify as a qualified and tax-exempt plan under Sections 401(a) and 501(a) of the Code, is and will continue to be operated in compliance with the Code, ERISA and other applicable laws.  The Plan Sponsor is responsible for maintaining the tax qualification of the Plan.  Additionally, the Plan Sponsor represents and warrants that the Plan is, and will continue to be, in compliance with all U.S. securities laws with respect to offering Qualifying Employer Securities, as defined in Section 2.3 herein, under the Plan.

ARTICLE II.  INVESTMENT OF THE TRUST FUND

2.1 Investment of the Trust Fund — In General.  The Investment Fiduciary shall be solely responsible for directing the Trustee as to the investment and disposition of the Trust Fund and shall have responsibility for the overall diversification of the Trust Fund.  The Trustee shall invest and reinvest the Trust Fund only as directed and the Trustee is specifically prohibited from having or exercising any discretion with respect to the investment of the Trust Fund.

2.2 Investment Powers of the Trustee.  Subject to the limitations of Section 2.1, the Trustee shall invest and reinvest the Trust Fund as directed, free from any limitations imposed by state law on investments of trust funds and without distinction between income and principal, in any investment approved by the Investment Fiduciary, including equity or debt securities, insurance policies and contracts (other than life insurance contracts), savings and time deposits, investment contracts issued by a bank, insurance company or other financial or similar institution, short-term instruments of deposit, registered investment companies (including any investment company, the advisor of which is an affiliate of the Trustee), investment partnerships or other pooled investment funds, common, collective or group trust funds (including any such fund held or maintained by the Trustee or an affiliate of the Trustee) for commingling assets of participating trusts, including, but not limited to, assets of retirement plans which are qualified under Section 401(a) of the Code (the instrument of trust creating any such qualified common, collective or group trust fund, to the extent of the Trust Fund’s equitable share thereof, being adopted hereby).  The Trustee shall have the power to hold all or a portion of the Trust Fund uninvested pending receipt of clear and proper investment directions or pending receipt of a contribution amount which is necessary to carry out an investment direction.

2.3 Investment Funds.  At the direction of the Investment Fiduciary, the Trustee shall establish one or more separate investment funds within the Trust Fund, each separate fund being referred to as an “Investment Fund.”  Investment Funds shall be established by direct investment or through the medium of a bank, trust fund, insurance contract or regulated investment company, as the Investment Fiduciary shall direct.  Each Investment Fund shall be held and administered as part of the Trust Fund, but shall be separately invested and accounted for.  To the extent provided for in the Adoption Agreement and conditioned on the Trustee’s acceptance of such property pursuant to Section 1.1 hereof, the Investment Fiduciary may direct the Trustee to establish one or more Investment Funds, all or a portion of the assets of which shall be invested in securities which constitute qualifying employer securities within the meaning of Section 407(d) of ERISA (“Qualifying Employer Securities”).  Any such direction shall be deemed to include a certification by the Investment Fiduciary that the acquisition and holding of such Qualifying Employer Securities does not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.  Qualifying Employer Securities may be contributed to pension and profit sharing plans subject to the requirements of Section 408(e) of ERISA.  The Plan Sponsor shall be solely responsible for complying with any securities laws that may apply to Qualifying Employer Securities held in the Trust Fund. The Investment Fiduciary also warrants that the ability of Participants to direct their Plan investments into investment vehicles made available by the Investment Fiduciary, including, but not limited to, shares of Qualifying Employer Securities, is not inconsistent with the terms of the Plan, including any Plan investment policy.

2.4 Participant Instructions.  The Investment Fiduciary’s investment direction to the Trustee may represent the aggregate of investment instructions of Participants with respect to the assets in each Participant’s Plan account.  All references in this Trust to directions or instructions provided by the Investment Fiduciary shall be deemed to include Participant instructions that are provided to the Investment Fiduciary or its agent, including any recordkeeper to the Plan authorized to receive Participant investment instruction, and delivered by the Investment Fiduciary or its agent to the Trustee.  The Investment Fiduciary shall have the duty to select and monitor all Investment Funds or other investment media made available to Participants under the Plan.  The Investment Fiduciary or its agent shall ensure that all Participants who are entitled to direct the investment of assets in their Plan accounts previously received or receive a copy of all material describing such Investment Funds that is required by law. If a Participant fails to direct the investment of assets in the Participant’s Plan accounts as permitted by the Plan, the Investment Fiduciary shall direct the Trustee as to the investment of such assets.

2.5 Appointment of Investment Manager.  The Investment Fiduciary may appoint one or more investment managers, as defined in Section 3(38) of ERISA (“Investment Manager”) to manage, acquire and dispose of all or a portion of the Trust Fund or an Investment Fund.  The Investment Fiduciary shall provide the Trustee with written notice of the appointment of each Investment Manager and of the termination of such appointment and direct the segregation of that portion of the Trust Fund to be managed by the Investment Manager.  The Investment Fiduciary also shall provide the Trustee with a copy of the investment management agreement and an acknowledgement by the Investment Manager that it is a fiduciary with respect to the Plan within the meaning of Section 3(21)(A) of ERISA.  The Trustee shall be entitled to rely on such documents until otherwise notified in writing by the Investment Fiduciary.  The Trustee shall invest and reinvest such portion of the Trust Fund under the management of the Investment Manager as directed by the Investment Manager.  The Trustee shall be entitled to conclusively rely upon the valuation of any securities or other property held in any portion of the Trust Fund that is provided to it by such Investment Manager for all purposes under this Trust.

2.6 Plan Loans.  At the direction of the Investment Fiduciary, the Trustee shall invest assets of the Trust Fund in loans to Participants.  Any such direction shall be deemed to include a certification by the Investment Fiduciary that such loan is in accordance with provisions of the Plan and ERISA and does not constitute a “prohibited transaction” under ERISA.  The Trustee shall accept as collateral for each Participant loan only the appropriate amount of the Participant’s Plan account designated by the Plan or established policies.  The Trustee shall invest all loan repayments in accordance with the directions of the Investment Fiduciary and shall make distributions of defaulted loans as directed by the Investment Fiduciary.

2.7 Investment and Insurance Contracts.  The Trust Fund shall not hold any insurance policies or contracts or investment contracts issued by a bank, insurance company or other financial or similar institution (including structured or synthetic investment contracts) (“Contracts”).

2.8 Trustee’s Duty and Responsibility with Respect to the Trust Fund.  The Trustee shall have no duty to question any action or direction of the Plan Sponsor, the Investment Fiduciary, an Investment Manager or a Participant or the failure of the Plan Sponsor, the Investment Fiduciary, an Investment Manager or a Participant to give directions, or to review the securities or other investments which are held pursuant to directions of the Plan Sponsor, the Investment Fiduciary,  an Investment Manager or a Participant as to the investment, reinvestment, retention or disposition of any such assets.  The Trustee shall not have any responsibility for diversification of such assets, nor shall the Trustee have any responsibility for any loss to or depreciation of such assets resulting from the purchase, retention or sale of assets in accordance with the direction of the Plan Sponsor, the Investment Fiduciary, an Investment Manager or a Participant.  The Trustee shall not be responsible for any investment action taken or omitted by the Trustee in accordance with any direction of the Plan Sponsor, the Investment Fiduciary, an Investment Manager or Participant; any investment inaction in the absence of an investment direction from the Plan Sponsor, the Investment Fiduciary, an Investment Manager or Participant; or any investment action taken by the Trustee pursuant to an order to purchase or sell securities placed by the Plan Sponsor, the Investment Fiduciary, an Investment Manager or Participant directly with a broker, dealer or issuer.

2.9 Knowledge of the Trustee.  When the Trustee is subject to the direction of the Plan Sponsor, the Investment Fiduciary, an Investment Manager or a Participant in performing its duties under this Trust, the Trustee’s responsibilities will be limited to certain ministerial duties with respect to the portion of the Trust Fund subject to such direction, which duties do not involve the exercise of any discretionary authority to manage or control Trust Fund assets and which duties will be performed in the normal course of business by employees of the Trustee, its affiliates or agents who are unfamiliar with investment management (“Ministerial Duties”).  Except as required by Section 403(a)(1) of ERISA, the Trustee is not undertaking any duty or obligation, express or implied, to review, and will not be deemed to have reviewed, any transaction involving the investment of the Trust Fund which it is directed to perform by the Plan Sponsor, the Investment Fiduciary, an Investment Manager or a Participant except to the extent necessary to perform these Ministerial Duties in accordance with such direction.

2.10 Custody of Company Stock.  The Plan Sponsor hereby directs the Trustee to use the services of Manufacturers and Traders Trust Company as the custodian for company stock, it being understood that such stock will generally be deposited by the custodian in a securities depository, held in nominee name, and carried in the custodian’s records in book-entry form.

ARTICLE III.  OTHER MINISTERIAL DUTIES OF THE TRUSTEE

3.1 Other Ministerial Duties of the Trustee.  The Trustee is authorized and empowered with respect to the Trust Fund to perform the following Ministerial Duties necessary to effectuate the instructions and directions of the Plan Sponsor, Investment Fiduciary, the Administrator, an Investment Manager or a Participant:

(a) To make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted.

(b) To register any investment held by it in the name of the Trustee or in the name of any custodian or its nominee, with or without words indicating that such securities are held in a fiduciary capacity, provided that securities held in the name of a nominee or in street name must be held on behalf of the Plan by (i) a bank or trust company that is subject to supervision by the United States or a State, or a nominee of such bank or trust company; (ii) a broker or dealer registered under the Securities Exchange Act of 1934, or a nominee of such broker or dealer; or (iii) a clearing agency as defined in Section 3(a)(23) of the Securities Exchange Act, or its nominee.

(c) Upon separate written direction from the Investment Fiduciary and except as provided in Section 2.10 of this Trust, to appoint an agent or custodian to hold any property hereunder in bearer form or in its own name or the name of its nominee, which agent or custodian may deposit or arrange for the deposit of any securities or other property in a securities depository or clearing agency.  Any agent or custodian so appointed shall be paid fees as mutually agreed upon by the Plan Sponsor and the agent or custodian and paid in the same manner as other expenses of the Trust Fund.

(d) To retain original executed documents evidencing loans to Participants made after the effective date of this Trust and, to the extent provided to the Trustee by the Plan Sponsor or Administrator, original executed documents evidencing outstanding loans to Participants made prior to the effective date of this Trust.

(e) To employ suitable agents, counsel, financial consultants, valuation experts or other professionals (who may also be agents, counsel, consultants or experts for the Plan Sponsor or the Investment Fiduciary) and to pay their reasonable expenses and compensation out of the Trust Fund.

(f) To trade all securities held in the Trust Fund as soon as possible after an order is received and processed by the Trustee or its agent in accordance with directions of the Plan Sponsor, the Investment Fiduciary or an Investment Manager, taking into account any trade delays which may occur due to stock market constraints or the liquidity of the security.

(g) Upon written direction from the Investment Fiduciary or the Plan Sponsor, to appoint a third party to provide accounting services for separate accounts or custom investments.

Each and all of the foregoing powers may be exercised without a court order or approval.

3.2 Valuation of Trust Fund.  The Trustee, as of the valuation date set forth in the Plan and at such other time or times as is necessary or as the Trustee and the Investment Fiduciary agree, shall determine the value of the assets of the Trust Fund.  The valuation shall be based upon valuations provided by Investment Managers, trustees of common trust funds, sponsors of registered investment companies, records of securities exchanges or valuation services, market data providers or qualified appraisers.  The Trustee has no responsibility to review the valuations received from such sources and may rely upon such valuations without independent investigation.  Notwithstanding the foregoing, the Trustee shall not be responsible for providing the value of any Contracts, as described in Section 2.7, or for any asset which is not liquid or not publicly traded, the value of which shall be provided by the Investment Fiduciary.  To the extent that the Qualifying Employer Securities are not publicly traded, the Trustee may obtain the opinions of qualified appraisers to determine the fair market value of Qualifying Employer Securities, the fees of which appraiser shall, unless paid by the Plan Sponsor, be paid from the Trust Fund.

3.3 Trust Records.  The Trustee shall keep accurate and detailed records of all receipts, investments, disbursements and other transactions required to be performed hereunder with respect to the Trust Fund.  The Trustee agrees to treat as confidential all records and other information relative to the Trust Fund.  The Trustee shall not disclose such records and other information to unaffiliated third parties except to provide services hereunder, as required by applicable law, legal subpoena, summons or other lawful process or as permitted by the Plan Sponsor.  The Trustee agrees to permit the Plan Sponsor to inspect the records of the Trust Fund maintained by the Trustee during regular business hours and to permit the Plan Sponsor to audit the same upon the giving of reasonable notice to the Trustee.  The Trustee further agrees that it will provide the Plan Sponsor with information and records that the Plan Sponsor may reasonably require in order to perform audits of such records.

3.4 Accounting.  Within 120 days after the close of the Plan’s fiscal year or such other period as the Plan Sponsor and the Trustee may agree, and within 120 days after the resignation or removal of the Trustee, as provided herein, the Trustee shall file with the Plan Sponsor a written account setting forth all investments, receipts, disbursement and other transactions effected by it during such fiscal year or during the period from the close of the last fiscal year to the date of such resignation or removal.  Unless the Plan Sponsor files written objections to such account with the

Trustee within 180 days after the filing of such account with the Plan Sponsor, the accounting shall be deemed to be approved and the Trustee shall, to the maximum extent permitted by applicable law, be released and forever discharged from all liability for further accountability to the Plan Sponsor for the accuracy of such accounting and for the propriety of all acts and the transactions of the Trustee reflected in such account.  If written objections are specified and the matters in controversy cannot be settled between the Plan Sponsor and the Trustee, the Trustee may apply for a judicial settlement of the account, the costs of such settlement being allowed as an expense of the Trust Fund.  The only necessary party thereto in addition to the Trustee shall be the Plan Sponsor.

3.5 Distributions and Other Payments.  The Trustee shall make payment to such persons, including the Plan Sponsor, the Administrator, the Trustee, the Investment Fiduciary, the Plan recordkeeper and Participants, as the Investment Fiduciary or the Administrator may direct from time to time.  The Investment Fiduciary or the Administrator shall be responsible for insuring that any distribution or other payment from the Trust Fund conforms to the provisions of the Plan and ERISA.  Excluding those fees and expenses set forth in this Trust and the Plan’s recordkeeping agreement, which may be paid from the Trust Fund if not paid directly by the Plan Sponsor, the Investment Fiduciary’s or Administrator’s direction to pay fees or expenses relating to the administration of the Plan or Trust Fund shall be in the form of a certificate substantially in the form as set forth in Exhibit A.  Notwithstanding any other provisions of this Trust, the Trustee may condition any distribution or other payment of Trust Fund assets upon receipt of satisfactory assurances that the approval of appropriate governmental agencies or other authorities has been secured and that all notice and other procedures required by applicable law have been satisfied.  The Trustee shall be entitled to rely conclusively upon the Investment Fiduciary’s or Administrator’s directions and shall not be liable for any distribution or other payment made in reliance upon the Investment Fiduciary’s or Administrator’s directions.

3.6 Limitation of Duties.  The Trustee is a party to this Trust solely for the purposes set forth herein and neither the Trustee nor any of its officers, directors, employees or agents shall have any duties or obligations with respect to the Trust Fund, except as expressly set forth herein.  To the extent not prohibited by ERISA, the Trustee shall not be responsible in any way for any action or omission of the Plan Sponsor, the Administrator or the Investment Fiduciary with respect to the performance of the Plan Sponsor’s, Administrator’s or Investment Fiduciary’s duties and obligations set forth in this Trust and in the Plan.  The Trustee may rely upon any information, direction, action or inaction of the Plan Sponsor, the Administrator or the Investment Fiduciary as being proper under the Plan or the Trust and is not required to inquire into the propriety of any such information, direction, action or inaction.

3.7 Reliance on Directions, Documents, Data and Information.  The Trustee may conclusively rely upon and shall act upon directions, documents, data and other information which it reasonably believes to have been provided by the Plan Sponsor, the Administrator or the Investment Fiduciary or at the direction of the Plan Sponsor, the Administrator or Investment Fiduciary by a duly authorized agent or representative of either; provided, however, that the Trustee shall only accept and act upon such directions, documents, data and other information provided to it by an individual authorized to sign in accordance with any Authorized Signer document provided to the Trustee by the Plan Sponsor, as described in Section 8.18.

ARTICLE IV.  DUTIES OF THE PLAN SPONSOR

4.1 Duties of the Plan Sponsor.  In addition to any duties of the Plan Sponsor otherwise prescribed in this Trust, the Plan Sponsor, individually or through the Investment Fiduciary or the Administrator, shall be responsible for performing the following functions with respect to the Trust Fund:

(a) Transmitting all Trust Fund contributions made by or on behalf of each Participant to the Trustee at such times and in such manner as is mutually agreed between the Plan Sponsor and the Trustee;

(b) Providing the Trustee with such information and data relevant to the Plan as is necessary for the Trustee to properly perform its duties hereunder;

(c) Providing to the Trustee, on a timely basis, a copy of the Plan including all amendments and restatements, and a copy of the Plan’s opinion letter from the Internal Revenue Service;

(d) Determining that the contributions made by or on the behalf of each Participant are in accordance with any applicable federal and state laws and regulations and collecting such contributions;

(e) Assuring that the Plan maintains qualified status under Section 401(a) of the Code at all times while any Plan assets are held in the Trust Fund;

(f) Providing the Trustee with the value of any Contracts;

(g) Determining the suitability of and selecting every investment offered as an option under the Plan, including but not limited to Qualifying Employer Securities;

(h) Determining that loans to Participants are made and administered in accordance with the Plan, ERISA and the Code;

(i) Determining that all payments, including distributions to Participants, are reasonable, proper and in accordance with the Plan, ERISA and the Code;

(j) Determining whether any domestic relations order is “qualified” in accordance with Code Section 414(p) and directing the Trustee as to how to effect any such order;

(k) Ensuring that a Participant who makes a required or voluntary contribution has previously received or receives a copy of the then current prospectus (if legally required) relating to the investment option(s) to which such contribution is invested; and

(l) Meeting any U.S. securities laws that may apply with respect to offering Qualifying Employer Securities as an investment option under the Plan.  This includes, but is not limited to, registering such stock with the Securities and Exchange Commission (“SEC”) and other government agencies, filing reports with the SEC and other government agencies, and preparing prospectuses, proxy solicitations and other similar materials.

ARTICLE V.  VOTING, TENDER AND SIMILAR RIGHTS

5.1 General Provisions.  Except to the extent otherwise provided in Section 5.3 of this Trust, the Investment Fiduciary (or the Investment Manager with respect to assets under its management) shall direct the Trustee as to the manner in which it shall: (a) vote in person or by proxy, general or special, any securities held in the Trust Fund; (b) exercise conversion privileges, subscription rights and other options; and (c) participate in or dissent from reorganizations, tender offers or other changes in property rights.  The Trustee shall not take any action on behalf of the Plan Sponsor, the Investment Fiduciary or the Plan in any legal proceedings, including bankruptcies or class actions, involving securities, nor will the Trustee file any proof of claim form in connection with such legal proceedings except at the direction of the Investment Fiduciary; provided, however, that if such legal proceedings involve Qualifying Employer Securities or relate to claims being asserted against the Plan Sponsor or an affiliate, the Trustee must have direction from an independent fiduciary in order to file any proof of claim form.

5.2 Receipt of Notices.  Upon receipt, the Trustee shall transmit to the Investment Fiduciary (or to the Investment Manager with respect to assets under its management) all notices of conversion, redemption, tender, exchange, subscription, class action, claim in insolvency proceedings or other rights or powers relating to any investment in the Trust Fund, which notices are received by the Trustee from its agents or custodian, from issuers of securities and from the party (or its agents) extending such rights.  The Trustee shall have no obligation to determine the existence of any conversion, redemption, tender, exchange, subscription, class action, claim in insolvency proceedings or other right or power relating to any investments in the Trust Fund.

5.3 Qualifying Employer Securities.  Each Participant shall direct and the Trustee shall exercise all voting or tender offer rights with respect to any Qualifying Employer Securities in the Trust Fund which are allocated to the Plan accounts of Participants in accordance with instructions from Participants.  Except to the extent otherwise provided by Section 404(c) of ERISA, each Participant shall be a named fiduciary within the meaning of Section 403(a)(1) of ERISA for the purpose of directing the voting and tendering of Qualifying Employer Securities allocated to his Plan account.  Each Participant may direct the Trustee, confidentially, how to vote or whether or not to tender the Qualifying Employer Securities representing shares allocated to his Plan account.  Upon timely receipt of direction, the Trustee shall vote or tender all such shares of Qualifying Employer Securities as directed by the Participants.  The Investment Fiduciary shall use reasonable procedures to inform Participants as to what action will be taken in the absence of the receipt of such affirmative instructions from the Participants.  For all shareholder meetings, the Investment Fiduciary directs the Trustee to vote shares of Qualifying Employer Securities allocated to Participants’ Plan accounts for which no Participant direction is received in the same proportion as shares that were affirmatively voted by Participants.  In the case of a tender offer or other right or option with respect to Qualifying Employer Securities, a Participant who does not issue valid directions to the Trustee to sell, offer to sell, exchange or otherwise dispose of such Qualifying Employer Securities shall be deemed to have directed the Trustee that such shares allocated to his Plan account remain invested in Qualifying Employer Securities.  The Plan Sponsor and/or the Investment Fiduciary shall provide the Trustee with all information and assistance that the Trustee may reasonably request in order for the Trustee to perform its duties hereunder.

ARTICLE VI.  RESIGNATION OR REMOVAL OF TRUSTEE

6.1 Resignation or Removal of Trustee.  The Plan Sponsor may remove the Trustee at any time upon 60 days’ prior written notice to the Trustee and the Trustee may resign (a) at any time upon 60 days’ prior written notice to the Plan Sponsor or (b) without notice in the event that the shares of Qualifying Employer Securities that are held in the Plan cease to be publicly traded.  If mutually agreed upon between the parties, the 60 days’ notice may be waived or reduced.  Upon resignation or removal of the Trustee, the Plan Sponsor shall appoint a successor trustee.  Upon receipt by the Trustee of written acceptance of such appointment by the successor trustee, the Trustee shall transfer and pay over to the successor the Trust Fund and all records (or copies) pertaining thereto.  The Trustee is authorized, however, to reserve such sum of money or property as it may deem advisable for payment of any liabilities constituting a charge against the Trust Fund or against the Trustee, with any balance of such reserve remaining after payment of all such items to be paid over to the successor trustee.  Upon the transfer and payment over of the assets of the Trust Fund and upon the settlement or approval of the account for the Trustee pursuant to Section 3.4 herein, the Trustee shall be released and discharged from any and all claims, demands, duties and obligations arising out of the Trust Fund and its management thereof.

6.2 Plan Sponsor’s Failure to Appoint Successor Trustee.  If the Plan Sponsor has not appointed a successor trustee which has accepted such appointment as of the effective date of the Trustee’s resignation or removal, the Trustee shall have the right to apply to a court of competent jurisdiction for the appointment of such successor or for a determination of its rights and obligations, the costs of such action, unless paid by the Plan Sponsor, being paid from the Trust Fund.

ARTICLE VII.  AMENDMENT AND TERMINATION OF THE TRUST

7.1 Amendment.  The Plan Sponsor and the Trustee may amend this Trust at any time by a written agreement between them; provided, however, that no such amendment shall make it possible for any part of the corpus or income of the Trust Fund to be used or diverted to purposes other than the exclusive benefit of Participants and defraying reasonable expenses of administering the Plan and trust created under this Trust.

7.2 Termination.  This Trust and the trust created hereunder shall terminate upon the termination of the Plan, unless expressly extended by the Plan Sponsor.  The trust also shall terminate upon the dissolution or liquidation of the Plan Sponsor where no successor has elected to continue the Plan and this Trust.  Termination of the trust shall be effected by distribution of all Trust Fund assets to the Participants or other persons entitled thereto pursuant to the direction of the Investment Fiduciary, subject to the Trustee’s right to reserve funds as provided in Section 6.1 hereof.  Upon the completion of such distribution, the Trustee shall be relieved from all further liability with respect to all amounts so paid.

ARTICLE VIII.  MISCELLANEOUS

8.1 Exclusive Benefit.  This trust has been established for the exclusive benefit of the Participants.  Except as provided herein, it shall be impossible at any time prior to the satisfaction of all liabilities to the Participants for any part of the principal or income of the Trust Fund (other than such part as is required to pay taxes, administrative expenses or return of contributions to the Plan Sponsor as provided in Section 8.2 herein) to be paid or diverted to the Plan Sponsor or to be used for any purpose whatsoever other than for the exclusive benefit of the Participants.

8.2 Return of Contributions.  The Trustee shall return contributions to the Plan Sponsor upon the Plan Sponsor’s written direction for any of the following reasons: (a) the contribution is made by reason of a good faith mistake of fact as described in Section 403(c) of ERISA, (b) the contribution is conditioned on initial qualification of the Plan under Section 401(a) of the Code, a timely determination letter request is filed, and the Plan receives an adverse determination, or (c) the contribution is conditioned on its deductibility under Section 404 of the Code and the contribution is not deductible.  Contributions returned to the Plan Sponsor under this Section 8.2 shall be paid to the Plan Sponsor within one year after the Plan Sponsor’s payment of such mistaken contribution, the date of denial of initial qualification or date of disallowance of the deduction, if the Plan Sponsor so directs the Trustee in writing.  In making such a return of assets to the Plan Sponsor, the Trustee shall accept the Plan Sponsor’s written direction as its warranty that such return is provided for in the Plan and complies with the Plan document and ERISA Section 403(c), and the Trustee may rely on such warranty without further investigation.

8.3 Nonalienation of Benefits.  No rights or claims to any of the monies or other assets of the Trust Fund shall be assignable, nor shall such rights or claims be subject to garnishment, attachment, execution or levy of any kind; and any attempt to transfer, assign or pledge the same, except as specifically permitted by law, shall not be recognized by the Trustee.

8.4 Written Instruction.  Any direction or instruction of the Plan Sponsor, the Administrator or the Investment Fiduciary pursuant to any provisions of this Trust shall be set forth in writing or by electronic or telephonic transmission as mutually agreed between the Trustee and the Plan Sponsor.  The Trustee also may accept oral directions for purchases or sales from the Investment Fiduciary and Participants via telephone or other electronic procedures as agreed to between the Plan Sponsor and the recordkeeper for the Plan.

8.5 Indemnification and Hold Harmless.  The Plan Sponsor shall indemnify and hold harmless the Trustee (including its employees, representatives and agents) from and against any liability, loss or expense (including reasonable attorneys’ fees) arising out of:  (a) the Trustee’s performance of its duties or responsibilities under this Trust, except to the extent that such loss or expense arises from the Trustee’s own willful misconduct or gross negligence, (b) any action taken by the Trustee in accordance with the direction or instructions of the Plan Sponsor, the Administrator, the Investment Fiduciary, a Participant or an Investment Manager, (c) any matter relating to the Plan for which the Trustee has no responsibility, control or liability under this Trust, and (d) the failure of the Investment Fiduciary, the Administrator or the Plan Sponsor (including their employees, representatives and agents) to perform their duties under this Trust or with respect to the Plan; provided, however, that this Section 8.5 shall not be construed to relieve the Trustee from responsibility or liability for any duty imposed upon directed trustees under Section 403(a)(1) of ERISA.

8.6 Trustee’s Fees, Expenses and Taxes.  The Trustee shall be paid a fee of $0.00 annually as compensation for its services hereunder.  The Trustee shall give 90 days’ advance written notice to the Plan Sponsor whenever its fees are changed.  Such fees, any taxes of any kind whatsoever which may be levied or assessed upon the Trust Fund, and any expenses incurred by the Trustee in the performance of its duties hereunder, including fees for legal services rendered to the Trustee, shall, unless paid by the Plan Sponsor, be paid from the Trust Fund.

8.7 Merger, Consolidation or Transfer.  In the event of the merger, consolidation or transfer of any portion of the Trust Fund to a trust fund held under any other plan, the Trustee shall dispose of all or part, as the case may be, of the Trust Fund, in accordance with the written directions of the Investment Fiduciary, subject to the right of the Trustee to reserve funds as provided in Section 6.1 hereof.

8.8 Conflict with the Plan.  In the event of any conflict between the provisions of the Plan and this Trust with respect to the rights or obligations of the Trustee, the provisions of this Trust shall prevail.

8.9 Construction.  Whenever used in this Trust, unless the context indicates otherwise, the singular shall include the plural, the plural shall include the singular, and the male gender shall include the female gender.

8.10 Headings.  Headings in this Trust are inserted solely for convenience of reference and shall neither constitute a part of this Trust, nor affect its meaning, construction or intent.

8.11 Severability.  If any provision of this Trust is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions, and this Trust shall be construed and enforced as if such provision had not been included.

8.12 Surviving Sections.  Notwithstanding any Sections of this Trust to the contrary, Sections 6.1, 6.2, 7.2, 8.5 and 8.6 shall survive the termination of this Trust.

8.13 Law Governing.  This Trust shall be administered, construed and enforced according to the laws of the State of Maryland and applicable federal law.

8.14 Notices.  All notices and other communications shall be given or served in writing and sent to the Trustee at 100 East Pratt Street; Baltimore, Maryland  21202.

8.15 Predecessor and Successor Trustees.  The Trustee shall not be responsible and shall have no liability for the acts or omissions of any of its predecessors or successors.

8.16 Successors and Assigns.  This Trust shall be binding upon the successors and assigns of the parties hereto.

8.17 Entire Agreement; Modification.  This instrument contains the entire agreement of the parties signatory hereto and supersedes all prior agreements, whether written or oral, related to the subject matter of this Trust Agreement.  Except as provided in Section 8.6, no modification, amendment or waiver of any provision of this Trust will be effective unless in writing and signed by all parties hereto.

8.18 Authorized Signer.  The Plan Sponsor may provide the Trustee with a written list of the persons who are authorized to provide the Trustee with information or instructions for any purpose under this Trust Agreement (an “Authorized Signer”).  The Authorized Signer authorization shall be effective upon receipt by the Trustee and shall remain in effect until terminated or revised by the Plan Sponsor in a writing delivered to the Trustee.

8.19 Signature Authority.  The person executing this Trust on behalf of the Plan Sponsor certifies that he or she is duly authorized by the Plan consistent with the terms of the Plan to do so.

IN WITNESS WHEREOF, the Plan Sponsor and the Trustee have caused their duly authorized officers to execute this Trust on the date as written below.

ATTEST/WITNESS:	T. ROWE PRICE TRUST COMPANY

	By:	/s/ BRYAN W. VENABLE
Bryan W. Venable
Vice President

	Date:	4/26/2016

ATTEST/WITNESS:	THE MEN’S WEARHOUSE, INC.

	By:	/s/ CAROLE L. SOUVENIR

Carole L. Souvenir
[Print Name]

	Title:	EVP, Employee Relations

	Date:	April 19, 2016

EXHIBIT A

TO THE TRUST AGREEMENT BETWEEN

T. ROWE PRICE TRUST COMPANY AND THE MEN’S WEARHOUSE, INC.

PAYMENT OF PLAN EXPENSES FROM THE TRUST FUND

Excluding Plan recordkeeping and Trustee fees and expenses, the Plan Sponsor shall submit to the Trustee all expenses to be charged to the Trust Fund.  Each submission also shall include the following certification executed by the Administrator (or the authorized representative thereof):

I represent that I am [an authorized representative of] the Administrator of The Men’s Wearhouse, Inc. 401(k) Savings Plan (“Plan”).  In such capacity, I hereby certify that these expenditures reflect administrative expenses solely for the Plan and that such expenses are proper and reasonable.

Each certification shall also provide the printed name of the authorized signer, title and date.